EMPLOYMENT AGREEMENT


		THIS EMPLOYMENT AGREEMENT is made and entered into as of this 17th day of June, 1992, by and between SUNSHINE NUT
COMPANY, INC., a Texas corporation ("Sunshine"), and JOHN C.
TAYLOR ("Executive").

                             INTRODUCTION

		Executive is a party to that certain Stock Purchase Agreement dated as of the date hereof by and among Sunshine, John B. Sanfilippo & Son, Inc. ("JBSS"), Steven G. Taylor ("Steven") and Executive (the "Stock Purchase Agreement"). Contemporaneously with the execution hereof, and in accordance with the terms of the Stock Purchase Agreement, Executive and Steven are selling, assigning and conveying to JBSS, and JBSS is purchasing from Executive and Steven, all of the issued and outstanding capital stock of Sunshine (the "Stock Purchase").
As a result of the Stock Purchase, Sunshine shall become a wholly-owned subsidiary of JBSS.

		Executive has been the President of Sunshine since May 15, 1976. In view of Executive's knowledge of the business and operations of Sunshine and his past contributions to the success of Sunshine, Sunshine desires to employ Executive, and Executive desires to accept employment from Sunshine, on the terms and conditions set forth in this Agreement effective as of the closing of the Stock Purchase.

		IT IS, THEREFORE, AGREED:

		1.	Employment.  Sunshine hereby employs Executive
and Executive hereby accepts employment from Sunshine upon the terms and conditions herein set forth.

		2.	Duties.  During the Employment Term (as defined
below), Executive shall hold the position of Sunshine's
President. Executive shall have and perform all of the duties and responsibilities customarily attributed to that position and any additional duties and responsibilities as may be assigned or delegated to him from time to time by Sunshine's
Board of Directors. Executive shall perform his duties and obligations during Sunshine's normal business hours and at all other times reasonably necessary to comply with the spirit and purpose of this Agreement. In carrying out his duties and responsibilities hereunder, Executive shall abide in all material respects by the policies of Sunshine and shall devote his full time, attention, energies, skills and best efforts exclusively to the performance of his duties and responsibilities for and on behalf of Sunshine.


		3.	Employment Term and Termination.

		3.1	Employment Term.  Subject to the provisions of
subparagraph 3.2 below, Executive's employment hereunder shall be for a term (the "Employment Term") commencing on the date hereof and expiring on the fifth anniversary of the date hereof (the "Termination Date"). Thereafter, the Employment Term may be renewed only upon the mutual consent and agreement of Sunshine and Executive.

		3.2	Termination During Employment Term.  The
Employment Term, and thus Executive's employment hereunder, may be terminated prior to the Termination
Date set forth in subparagraph 3.1 above for any of the following reasons:

		(a)	Either party may terminate the
Employment Term, at his or its sole option, for "Reasonable Cause" effective immediately upon giving the other party written notice of termination. As used herein with respect to Sunshine's right to terminate, "Reasonable Cause" shall generally mean either (i) Executive's failure to perform in any material way any of his responsibilities or duties hereunder, and Executive does not cure such failure within ten (10) days after receipt of written notice of such failure from Sunshine or its Board of Directors, (ii) any breach or default by Executive under either (A) this Agreement and Executive does not cure such breach or default within ten (10) days after receipt of written notice thereof from Sunshine or its Board of Directors, (B) the Stock
Purchase Agreement (but in this instance, only to the extent that the breach or default is one giving rise to indemnifiable damages to JBSS, which damages have not been recovered by JBSS),
(C) that certain Covenant Not to Compete
Agreement of even date herewith by and between Executive, Sunshine and JBSS (the "Non-Compete
Agreement") or (D) any of the other Related
Documents and Certificates (as defined in the Stock Purchase Agreement), and Executive does not cure such breach or default within ten (10) days after receipt of written notice thereof from Sunshine or its Board of Directors, (iii) the commission by Executive of any act of fraud, theft or embezzlement against Sunshine or JBSS, or (iv) the commission by Executive of any felony (other than a traffic related offense which does not result in liability to Sunshine or which does not result in a penalty involving incarceration for more than 30 days) whether or not directed against Sunshine or JBSS. As used herein with respect to Executive's right to terminate, "Reasonable
Cause" shall mean either (I) Sunshine's failure to provide Executive with his compensation or other material benefits as agreed upon herein and Sunshine does not cure such failure within ten (10) days after receipt of written notice of such failure from Executive, (II) the commission by Sunshine of any act of fraud, theft or embezzlement against Executive, or
(III) a material breach by JBSS of its material obligations under the Stock Purchase Agreement or the Convertible Debenture and Registration
Rights Agreement and JBSS does not cure such breach within ten (10) days after receipt of written notice thereof from Executive.

		(b)	Executive's death or permanent disability.

		4.	Compensation and Other Benefits.  For the
services to be rendered during the Employment Term by Executive hereunder Executive shall be entitled to receive from Sunshine the following:

		4.1	Annual Base Compensation.  During the
Employment Term, Executive shall be entitled to receive annual base compensation ("Annual Base Compensation") in the amount of $150,000, payable in equal periodic installments in accordance with Sunshine's customary practices. The amount of Executive's Annual Base
Compensation may be increased from time to time in the sole discretion of Sunshine's Board of Directors but generally in accordance with Sunshine's customary practices for base salary increases.

		4.2	Other Sunshine Employment Benefits.  During the
Employment Term, Executive shall be eligible to receive and participate in all other employment plans and benefits which Sunshine provides its employees in substantially equivalent positions to that of Executive hereunder ("Sunshine Employment Benefits") payable to the beneficiary or beneficiaries as Executive shall designate. Nothing in this subparagraph shall prohibit or limit the right of Sunshine to discontinue, modify or amend any plan or benefit in its absolute discretion at any time provided such discontinuance, modification or amendment is applied generally to employees of Sunshine and not solely to Executive.

		4.3	JBSS Employment Benefits.  During the
Employment Term, Executive shall be entitled to receive, in addition to the Sunshine Employment Benefits, the pay increases, bonuses and stock options comparable to those available annually to the upper level management employees of JBSS, all as determined by the board of directors of Sunshine based on formulas, performance standards and other standards comparable to those used by the board of directors of JBSS establishing, setting and granting the foregoing benefits to its upper level management employees. In addition, if Sunshine is not able to provide Executive with 401-K Plan coverage substantially the same as that available to employees of JBSS in substantially equivalent positions to that of Executive hereunder, Sunshine shall provide additional compensation to Executive to replace the loss of such benefit.

		4.4	Expenses.  Sunshine shall reimburse Executive
for reasonable and necessary expenses incurred by him on behalf of Sunshine in the performance of his duties during the Employment Term. Executive shall furnish
Sunshine with the appropriate documentation required by the Internal Revenue Code and the applicable Treasury
Regulations or otherwise required under Sunshine's policy in connection with such expenses.

		5.	Restrictive Covenants.

		5.1	Proprietary Property.  Executive acknowledges
that while employed by Sunshine prior to the date hereof he was, and during the Employment Term he will be, provided with (or given access to) memoranda, files, records, trade secrets and such other proprietary information and property, including information regarding
Sunshine's and JBSS's operations, market structure, processes, formulas, data, marketing plans, strategies and techniques, forecasts, financial information, budgets, projections, licenses, prices, costs, customer lists and supplier lists (collectively, the "Proprietary
Property") as was, is or will be in the future necessary or desirable to assist Executive in the performance of his responsibilities on behalf of Sunshine. Executive acknowledges that the Proprietary Property, and all information and intellectual property and other data developed by Executive in the performance of Executive's responsibilities during the Employment Term, including any inventions, patents, trademarks, copyrights, ideas, creations, and properties (also hereafter inclusive in the term "Proprietary Property"), is the sole and exclusive property of Sunshine and/or JBSS, as the case may be, and is not available to the public at large or other persons engaging in any businesses which are the same as or similar to any businesses of Sunshine and/or
JBSS. Executive shall not have any right, title or interest of any kind or nature in the Proprietary
Property or any proceeds thereof, and upon request of Sunshine and/or JBSS, as the case may be, Executive shall execute such documents as Sunshine may reasonably request to more effectively convey and vest in Sunshine, as the case may be, all rights, title and interest in and to the Proprietary Property. Executive covenants and agrees that he shall not, directly or indirectly, during the Employment Term or thereafter, communicate or divulge to, or use for the benefit of himself or any other corporation, person, firm, or association, without the prior written consent of Sunshine or JBSS, as the case may be, the Proprietary Property or any information in any way relating to the Proprietary Property. The
Proprietary Property shall remain the sole and exclusive property of Sunshine and/or JBSS, as the case may be, and upon termination or expiration of the Employment Term, Executive shall immediately thereupon return all Proprietary Property in his possession or control to Sunshine or JBSS.

		5.2	Non-Solicitation of Employees.  Executive
agrees that during the Employment Term, and for a period for 36 months following the termination or expiration of the Employment Term for any reason whatsoever, neither
Executive nor any person or enterprise controlled by Executive (including without limitation Executive's spouse or other family members acting for the benefit of Executive) will solicit for employment any person employed by Sunshine, JBSS or any of their respective affiliates, predecessors, successors, or assigns at any time within one year prior to the time of the act of solicitation.

		5.3	Non-Competition.  In consideration for
Executive's employment by Sunshine hereunder, the various rights conferred on Executive under this Agreement and the rights and benefits conferred on Executive under the Stock Purchase Agreement and the Related Documents and Certificates (as defined in the Stock Purchase
Agreement), Executive hereby covenants and agrees that during the Employment Term, and for a period of 36 months following the date of any termination or expiration of the Employment Term, for whatever reason, he shall not, directly or indirectly, whether by through or as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise, be engaged in any other commercial activities or pursuits whatsoever which may in any way be in competition or conflict with the business of Sunshine or JBSS (including without limitation the manufacturing, processing and marketing of nuts and other snack food items) in any market or geographic area in which Sunshine or JBSS is then doing business. Executive further covenants and agrees that during the Employment
Term, and for a period of 36 months following the date of any expiration or termination of the Employment Term for any reason whatsoever, he shall not, directly or indirectly, on his own behalf or on behalf of any other person, firm or corporation, pursue any party which was a customer of Sunshine and/or JBSS as of such termination or expiration or at any time within the 24-month period preceding the date of termination or expiration for the purpose of soliciting and/or providing to any of those customers any products, goods, or services of the nature and type sold by either Sunshine or JBSS. For purposes of the preceding sentence, a "customer of Sunshine or JBSS" includes, but is not limited to, (a) any person, firm or corporation which Sunshine, JBSS or any of their respective affiliates, predecessors, successors or assigns has actually contacted for the purpose of obtaining an order for its products, goods or services and which any of Sunshine, JBSS or any of their respective affiliates, predecessors, successors or assigns, at the time of the expiration or termination of the Employment Term or at any time within the 24-month period preceding such termination or expiration, is or was pursuing by regular contacts with such person, and
(b) any person, firm or corporation specifically identified by Sunshine, JBSS or any of their respective affiliates, predecessors, successors or assigns in any of their respective marketing or strategic plans as a target for solicitation of orders for products, goods or services of Sunshine, JBSS or any of their respective affiliates, predecessors, successors or assigns.

		5.4	Remedies.  Acknowledging that a breach of any
provision of subparagraph 5.1, 5.2 or 5.3 may cause substantial injury to Sunshine, JBSS or their respective affiliates, predecessors, successors or assigns which may be irreparable and/or in amounts difficult or impossible to ascertain, Executive hereby covenants and agrees that in the event he materially breaches any of the provisions of subparagraph 5.1, 5.2 or 5.3 Sunshine and/or JBSS, as applicable, (or their affiliates, predecessors, successors or assigns) shall have, in addition to all other remedies available in the event of a breach of this Agreement, the right to injunctive or other equitable relief. In addition, in the event Executive materially breaches any of the provisions set forth in this paragraph 5, Sunshine and JBSS shall have the right to set-off any damages resulting from such breach against all benefits, accruals and/or payments due Executive under this Agreement (including without limitation Annual
Base Compensation), the Stock Purchase Agreement or that certain Convertible Debenture and Registration Rights
Agreement dated as of the date hereof between Executive, Steven and JBSS (the "Convertible Debenture and
Registration Rights Agreement").

		5.5	Severability.  If at the time of the
enforcement of subparagraph 5.1, 5.2, 5.3 or 5.4 a court shall hold that the period or scope of the provisions thereof are unreasonable under the circumstances then existing, the parties hereby agree that the maximum period or scope under such circumstances shall be substituted for the period or scope stated in such subparagraphs.

		5.6	Executive's Acknowledgement.  Executive hereby
expressly acknowledges that (a) the restrictions and obligations set forth in and imposed under this Section 5 will not prevent him from obtaining gainful employment in his field of expertise or cause him undue hardship in that there are numerous other employment and business opportunities available to him that are not affected by the restrictions and other obligations imposed hereunder that are not affected by the foregoing, and (b) in view and consideration of the substantial benefits he is receiving from JBSS on the date hereof pursuant to the Stock Purchase Agreement and the current and future rights, options and benefits granted by JBSS to him pursuant to the Convertible Debenture and Registration
Rights Agreement, the restrictions and obligations imposed on him under this Section 5 are reasonable and necessary to protect the legitimate business interests of Sunshine and JBSS and that any violation thereof would result in irreparable damage to JBSS and/or Sunshine.

		6.	Notices.  Any notice given pursuant to this
Agreement shall be in writing and shall be deemed given on the earlier of the date the same is (a) personally delivered to the party to be notified, or (b) mailed, postage prepaid, certified with return receipt requested, addressed as follows, or at such other address as a party may from time to time designate in writing.

             To Sunshine:                  c/o John B. Sanfilippo & Son, Inc.
                                           Larry D. Ray
                                           2299 Busse Road
                                           Elk Grove Village, Illinois  60007

             With A Copy To:               Timothy R. Donovan
                                           Jenner & Block
                                           One IBM Plaza
                                           Chicago, Illinois  60611
                                           (312) 222-9350

             To Executive:                 P.O. Box 7246
                                           San Antonio, Texas  78207

             With A Copy To:               Douglas Becker
                                           300 Convent Street
                                           Suite 2300
                                           San Antonio, Texas  78250

		7.	Limitation on Outside Activities.  Executive
shall devote his full employment energies, interest, authorities and time to the performance of the obligations hereunder and shall not, without the express written consent of Sunshine, render to others any service of any kind and, in addition, shall not engage in any activities which directly or indirectly conflict or interfere with the performance of the duties provided hereunder or the business affairs of Sunshine.

		8.	Modification.  No modification, amendment or
waiver of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

		9.	Assignability and Binding Effect.  Executive
shall not assign his rights or delegate the performance of his obligations hereunder without the prior written consent of Sunshine. Subject to the provisions of the preceding sentence, all the terms of this Agreement shall be binding upon and shall inure to the benefit of the parties and their legal representatives, heirs, successors and assigns.

		10.	Governing Law.  This Agreement and the rights
of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois. The unenforceability or invalidity of any provisions of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

		11.	Waiver.  No provision of this Agreement may be
waived except by a writing signed by the party to be bound thereby. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

		12.	Captions.  Captions contained in this Agreement
are inserted for convenience only and in no way define, limit, or extend the scope or intent of any provision of this Agreement.

		13.	Entire Agreement.  This Agreement constitutes
the entire Agreement between the parties with respect to Executive's employment by Sunshine and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties relating to Executive's employment by Sunshine.

		14.	Effect On Covenant Not To Compete Agreement.
Nothing in this Agreement shall be deemed to, in any way, modify, amend, diminish or otherwise affect the terms, conditions or enforceability of that certain Covenant Not To
Compete Agreement dated as of the date hereof by and between, Executive, Sunshine and JBSS.

		IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    SUNSHINE NUT COMPANY, INC.
ATTEST:


                                    By: /s/ Larry D. Ray
                                    --------------------
                                    Larry D. Ray

                                    Its: Vice President


                                    /s/ John C. Taylor
                                    ------------------
                                    JOHN C. TAYLOR



                           GUARANTEE BY JBSS

		For good and valuable consideration, receipt of which is acknowledged by it, JBSS hereby guarantees payment and performance of all debts and obligations owing by Sunshine Nut Company, Inc. to John C. Taylor under the foregoing Employment Agreement in accordance with and subject to the terms thereof.

                                    JOHN B. SANFILIPPO & SON, INC.

                                    By: /s/ Larry D. Ray
                                    --------------------
                                    Larry D. Ray

                                    Its: Executive Vice President